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                                                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-59945) pertaining to Discovery Laboratories, Inc. stock incentive and stock option plans of our report dated February 24, 1999 (with respect to the last paragraph of Note A, April 7, 1999) on the financial statements as of and for the year ended December 31, 1998 which is included in the annual report on Form 10-KSB for the year ended December 31, 1998.




Richard A. Eisner & Company, LLP

New York, New York
April 7, 1999